Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Closes Sale of Cole Capital® to an Affiliate of CIM Group

Transaction Simplifies VEREIT’s Business Model; Focus on Large, Diversified Portfolio

Phoenix, AZ, February 1, 2018 - VEREIT, Inc. (NYSE:VER) (“VEREIT” or the “Company”), a fully diversified single-tenant real estate operating company, today announced that it closed the sale of Cole Capital (“Cole”) to an affiliate of CIM Group (together with CIM Group, “CIM”). The strategic transaction enables VEREIT to simplify its business model and focus on its core real estate operating business.

In connection with the transaction, VEREIT may receive up to $200 million, comprised of approximately $120 million cash paid at closing under the purchase agreement and up to $80 million in fees to be paid under a six-year services agreement based on Cole’s future revenues. The services agreement, among other things, requires VEREIT to provide operational real estate support to Cole for approximately one year. Cole’s distribution team, including sales, national accounts, shareholder relations, compliance and marketing, have joined CIM with the closing.

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Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT's future financial condition, results of operations and business, including VEREIT’s plan to simplify its core business model and focus on its core real estate operating business, and the possibility that VEREIT could be paid up to an additional $80 million in fees under the services agreement based on Cole’s future revenues. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2017 guidance; VEREIT’s ability to provide the required services under the services agreement, as well as Cole’s ability to generate qualifying revenue under the services agreement; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

About the Company
VEREIT is a leading, fully diversified single-tenant real estate operating company. VEREIT owns and actively manages a portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $14.7 billion including approximately 4,100 properties and 92.2 million square feet, located in 49 states, as well as Puerto Rico and Canada. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Contacts
For media inquiries regarding VEREIT:
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com